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                                                                   Exhibit 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 14, 2002 relating to the financial statements, which appears in the 2002 Annual Report to Stockholders of
A. Schulman, Inc., which is incorporated by reference in A. Schulman, Inc.'s Annual Report on Form 10-K for the year ended August 31, 2002. We also consent to the incorporation by reference of our report dated October 14, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cleveland, Ohio
January 24, 2003